Exhibit J


                         System Fuels, Inc.

              Current vs. Proposed Ownership Structure

    Owner      Current               Proposed
              Ownership(1)           Ownership(2)             Shares

   Company      Shares      %         Shares      %      Bought/(Sold)

Entergy           70       35%          42       21%         (28)
Arkansas

Entergy           66       33%          56       28%         (10)
Louisiana

Entergy           38       19%          24       12%         (14)
Mississippi

Entergy New       26       13%          12        6%         (14)
Orleans

Entergy Gulf      0         0%          66       33%          66
States
                 -----------------------------------------------
                 200       100%         200      100%          0
                 ===============================================
Notes:
(1) The initial ownership percentages are based on the Responsibility Ratios in effect when SFI was formed.

(2) The proposed new ownership percentages are based on the Responsibility Ratios as of 12/31/96.